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                                                                  Exhibit 23.2

                             [ARTHUR ANDERSEN LLP]


                   Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.


                                   /s/ Arthur Andersen LLP



San Francisco, California,
Date: August 11, 1999